Exhibit 99(a)(1)(D)

What Number to Give the Paying Agent

The Holder is required to give the Paying Agent his, her or its TIN (e.g., Social Security number or Employer Identification Number). If the Notes are held in more than one name or are held not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

PAYER’S NAME: Wells Fargo Bank, National Association

Name (as shown on your income tax return) Business Name, if different from above Check appropriate box:	☐ Individual/Sole proprietor ☐ Partnership	☐ Corporation ☐ Other (Specify)

Address City, State, and ZIP Code

SUBSTITUTE Form W-9	Part 1—Taxpayer Identification Number—Please provide your TIN in the box at right and certify by signing and dating below. If awaiting TIN, write “Applied For.”	Social Security Number OR Employer Identification Number

Department of the Treasury Internal Revenue Service	PART 2—For Exempt Payees—Check the box if you are exempt from backup withholding.

Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification	PART 3—Certification—Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me),

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions.—You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURE:	DATE:

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY GROSS PAYMENTS MADE TO YOU PURSUANT TO THE OPTION. PLEASE REVIEW THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED

THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalty of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me thereafter will be withheld.

Signature	Date	, 2010

Name (please print)

IMPORTANT: The Company Repurchase Election must be received by the Paying Agent at the address set forth on the first page of the Company Repurchase Notice no later than 5:00 p.m., New York City time, on August 2, 2010. Payment of the Company Repurchase Price with respect to Notes subject to a valid and timely Company Repurchase Election will not be made until the Paying Agent receives the Notes or confirmation of book-entry transfer of the Notes and all other required documents.

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